M&F BANCORP, INCORPORATED AND SUBSIDIARY

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-95973 on Form S-8 of our report dated March 30, 2007, relating to our audit of the 2006 consolidated financial statements of M&F Bancorp, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-KSB of M&F Bancorp, Inc. for the year ended December 31, 2006.

/s/ McGladrey and Pullen, LLP
Frederick, MD
March 30, 2007

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